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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 January 3, 2005

                              VIEWPOINT CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                              0-27168                    95-4102687
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(state or other juris-              (Commission               (I.R.S. Employer
diction of incorporation)           File Number)            (Identification No.)


498 Seventh Avenue, Suite 1810, New York, NY                       10018
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  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (212) 201-0800
                                                    --------------

                                      N/A
            -------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.01 COMPLETION OF ACQUISITION

      On January 3, 2005, Viewpoint Corporation completed the acquisition of all of the outstanding capital stock of Unicast Communications Corp.

      In exchange for the all of the shares of outstanding capital stock of Unicast, Viewpoint issued an aggregate of 1,084,711 shares of Viewpoint common stock to the selling stockholders of Unicast and paid $188,000 in cash. Viewpoint is obligated to issue up to an additional 413,223 shares of Viewpoint common stock and to make an additional cash payment of up to $187,000 on or before July 13, 2005. The number of shares issuable and the amount of cash payable within 190 days following closing will be subject to reduction on terms set forth in the agreement.

      Long-term debt issued by Unicast remains outstanding at the Uniciast subsidiary level. This debt is comprised solely of the following:

      - An unsecured promissory note issued by Unicast dated February 27, 2004 in the principal amount of $1 million. This promissory note bears interest at 5% per annum, compounding annually, and matures in February 2011. No payments of principal or interest are due until the maturity date.

      - A secured promissory note issued by Unicast amended and restated February 27, 2004 in the principal amount of $2 million. This promissory note bears interest of 5% per annum and is secured by substantially all of the Unicast subsidiary's assets. In connection with Viewpoint's acquisition of all of the outstanding common stock, Viewpoint agreed to become an additional obligor under the secured promissory note and Viewpoint's assets will become additional collateral to secure the obligations if certain contingencies occur, such as Viewpoint's failure to operate the Unicast ad-serving business through the Unicast subsidiary or the ad-serving business fails to achieve certain revenue targets. No payments under the secured promissory note are due until March 2006. At that time, all unpaid principal and interest will be fully amortized and payable in 60 equal monthly installments through March 2011. Concurrently with completion of the acquisition, Viewpoint made a payment of $250,000 to reduce the amount outstanding under this secured promissory note.

      In connection with the acquisition, Viewpoint assumed an obligation to make certain payments on behalf of the selling stockholders in the maximum amount of $375,000, payable in equal bi-monthly installments over the one-year period following the closing. If the obligation ceases over the course the year or is determined to be less than $375,000, Viewpoint will pay to the selling stockholders the difference between $375,000 and the amount payable under the severance obligation.

      At the closing of the transaction, the parties entered into a registration rights agreement under which Viewpoint is obligated to file with the Securities and Exchange Commission a

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registration statement covering the shares of Viewpoint common stock issued to the selling stockholders of Unicast.

      Viewpoint issued a press release announcing completion of the acquisition on January 3, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 EXHIBITS.

            (a) Financial statements of the business acquired.

            Viewpoint will file audited financial statements of Unicast Communications Corp. as of and for the year ended December 31, 2004 by way of an amendment to this Current Report on Form 8-K on or before March 21, 2005.

            (c) Exhibits

                  99.1 Press release issued by Viewpoint Corporation on January 3, 2005.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VIEWPOINT CORPORATION

                                             /s/ William H. Mitchell
                                         ----------------------------------
                                         William H. Mitchell
                                         Chief Financial Officer

Dated: January 7, 2004